Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES
PROPOSED OFFERING OF SENIOR SECURED NOTES

Las Vegas – February 2, 2021 – Full House Resorts, Inc. (Nasdaq: FLL) today announced that it intends, subject to market and other conditions, to offer $300 million in aggregate principal amount of senior secured notes due 2028 (the “Notes”) in a private debt offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior secured obligations of the Company and will be guaranteed, jointly and severally, by all of its current subsidiaries and future restricted subsidiaries.

The Company intends to use the net proceeds from the offering (i) to redeem all of its outstanding senior secured notes due 2024, which had $106.8 million outstanding as of December 31, 2020, at a redemption price equal to 100.9% plus all accrued and unpaid interest thereunder; (ii) to fund the proposed expansion and redevelopment of the Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado, including designing, developing, constructing and equipping, and opening the proposed expansion and redevelopment; (iii) to pay the transaction fees and expenses related to the offer and sale of the Notes; and (iv) for general corporate purposes.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, the guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-looking Statements

This press release contains statements by Full House that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include the Company’s ability to consummate the offering of the Notes and the intended use of proceeds from the offering. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the Company’s ability to repay its substantial indebtedness; the potential for additional adverse impacts from the COVID-19 pandemic on the Company’s business, construction projects, indebtedness, financial condition and operating results; actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, additional shutdowns, travel restrictions, social distancing measures or shelter-in place orders, in connection with the COVID-19 pandemic; the Company’s ability to effectively manage and control expenses as a result of the pandemic; the Company’s ability to obtain final city council approval for the proposed Cripple Creek expansion or to complete such proposed expansion and redevelopment on-time and on-budget; changes in guest visitation or spending patterns due to COVID-19 or other health or other concerns; a decrease in overall demand as other competing entertainment venues re-open; the inability to obtain financing upon reasonable terms or at all, including for projects such as the planned Cripple Creek expansion and redevelopment; the potential increase in the Company’s indebtedness due to the proposed Cripple Creek expansion and redevelopment; construction risks and cost overruns; dependence on existing management; competition; uncertainties over the development and success of the Company’s expansion and redevelopment projects; the financial performance of the Company’s finished projects and renovations; effectiveness of expense and operating efficiencies; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states the Company operates or nearby states). Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year and its other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaim any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Stockman’s Casino in Fallon, Nevada. The Company also operates the Grand Lodge Casino at the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada under a lease agreement with the Hyatt organization.  Further information about Full House Resorts can be viewed on its website at www.fullhouseresorts.com.  The information contained on, or that may be accessed through, our website, our Facebook page, www.BroncoBillysCasino.com or www.americanplace.us, is not incorporated by reference into, and is not a part of, this document.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com